UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 15, 2007

OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Item 5.02 of the registrant’s Current Report on Form 8-K, dated May 15, 2007, to read in its entirety as set forth below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (d)     Effective May 15, 2007, the Board of Directors of Oshkosh Truck Corporation (the “Company”) voted to increase the size of the Company’s Board of Directors from twelve persons to thirteen persons and to elect Timothy J. Roemer and Charles L. Szews as new directors to fill the vacancy created by such increase and a previously existing vacancy. The term as directors for both Mr. Roemer and Mr. Szews will expire at the Company’s 2008 annual meeting of shareholders. Mr. Szews is currently the Executive Vice President and Chief Financial Officer of the Company.

        At the time of their election, neither Mr. Roemer nor Mr. Szews was appointed to any committee of the Board of Directors and there was no expectation concerning any such appointment. On July 17, 2007, the Board of Directors appointed Mr. Roemer to the Board’s Governance Committee.

        Since 2003, Mr. Roemer has served as President of the Center for National Policy, a non-profit, non-partisan public policy organization dedicated to engaging the nation’s leaders with practical policy solutions on global security. In addition, Mr. Roemer currently serves as a distinguished fellow at the Mercatus Center at George Mason University, a non-profit research and educational institution dedicated to improving public policy outcomes. He has also served as a Trustee of the National Trust for Historic Preservation. In addition, he served the country as a 9/11 Commission member. Mr. Roemer was a Representative for the State of Indiana in the U.S. House of Representatives from 1991 to 2003.

        On May 15, 2007, in connection with his election to the Board of Directors, the Company awarded Mr. Roemer 825 shares of restricted stock and options to purchase 1,950 shares of the Company’s common stock at a price of $59.58 per share. The restricted stock and stock option awards were each made under the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan using award forms that the Company has filed with the Securities and Exchange Commission. In addition, Mr. Roemer received a pro rata portion of the current quarterly retainer paid to non-employee directors of the Company.

        Mr. Szews joined the Company in 1996 as Vice President and Chief Financial Officer and was appointed Executive Vice President in 1997.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: July 19, 2007	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary